                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Norrell Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            NORRELL CORPORATION LOGO

To Our Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders to be held in the "C" Level auditorium at the administrative offices of the Company, 3535 Piedmont Road, N.E., Atlanta, Georgia, on March 4, 1997, at 9:30 a.m. Eastern Standard Time.

     The principal business of the meeting will be to elect three Class III directors and to approve an increase in the number of shares reserved for issuance under the Company's 1994 Stock Incentive Plan.

     We hope that you will be able to attend this meeting. Whether you plan to attend or not, we would appreciate your completing, signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes. We look forward to seeing you there.

                                           Sincerely yours,

                                           /s/ Guy W. Millner

                                           Guy W. Millner
                                           Chairman of the Board

                                           /s/ C. Douglas Miller

                                           C. Douglas Miller
                                           President and Chief Executive Officer

January 29, 1997

                              NORRELL CORPORATION
                            3535 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ---------------

     The 1997 Annual Meeting of Shareholders of Norrell Corporation will be held on March 4, 1997, at 9:30 a.m. (EST) at the principal administrative offices of the Company, 3535 Piedmont Road, N.E., Atlanta, Georgia, in the "C" Level auditorium.

     The meeting is called for the following purposes:

          1. To elect three Class III directors for a three-year term expiring on the date of the annual meeting of shareholders in 2000.

          2. To act upon a proposal to amend the Company's 1994 Stock Incentive Plan to increase the number shares reserved for issuance under such Plan.

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

     The Board of Directors has fixed the close of business on January 8, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                           By order of the Board of Directors,
                                           /s/ Mark H. Hain
                                           Mark H. Hain
                                           Secretary

January 29, 1997

     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR STOCK WILL BE REPRESENTED.

                              NORRELL CORPORATION
                            3535 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The enclosed proxy is solicited by the Board of Directors of Norrell Corporation (the "Company") for use at the 1997 Annual Meeting of Shareholders to be held on March 4, 1997, at 9:30 a.m. (EST), at the administrative offices of the Company, 3535 Piedmont Road, N.E., Atlanta, Georgia. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote his or her shares in person. Proxies in the accompanying form which are properly executed by shareholders, duly returned and not revoked will be voted. Such proxies will be voted in accordance with the directions, if any, given by such shareholders, and if directions are not given, will be voted in favor of the proposal to elect the three nominees for Class III directors, in favor of the proposal to increase the number of shares reserved for issuance under the Company's 1994 Stock Incentive Plan and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.

     This proxy statement and proxy and the accompanying notice were first mailed to shareholders on or about January 29, 1997.

     All information in this Proxy Statement has been adjusted to reflect a two-for-one stock split of the Common Stock effected on June 24, 1996.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     January 8, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment(s). As of the record date, the Company had outstanding and entitled to vote at the meeting 23,889,262 shares of Common Stock, each share being entitled to one vote (the "Common Stock"). The holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

     With regard to Proposal 1, the Company's bylaws provide that directors are elected by the affirmative vote of the holders of a majority of the shares entitled to notice of and to vote in the election at a meeting at which a quorum is present. Accordingly, shares not represented at the meeting and shares with respect to which authority to vote for one or more nominees is withheld will have the effect of negative votes.

     With regard to Proposal 2, the affirmative vote of the majority of the shares represented and entitled to vote on the subject matter at a meeting at which a quorum is present shall be the act of the shareholders. Therefore, abstentions with respect to Proposal 2 will have the effect of negative votes, whereas broker non-votes will have no effect on the results of the voting.

     Guy W. Millner, Chairman of the Board of Directors of the Company, beneficially owns, with the power to vote, approximately 40% of the outstanding shares of Common Stock. Mr. Millner has indicated that he intends to vote in favor of the proposal to elect as directors the nominees for Class III set forth below, and in favor of the proposal to increase the number of shares reserved for issuance under the Company's 1994 Stock Incentive Plan.

     The following table sets forth stock ownership information concerning those persons known by management of the Company to own beneficially more than 5% of the Common Stock, the directors of the Company, the executive officers named in the Summary Compensation Table set forth under the heading "Executive Compensation" below, and all directors and executive officers as a group. All information is given as of

December 31, 1996. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                            AMOUNT AND NATURE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)          BENEFICIAL OWNERSHIP(2)(3)    PERCENT OF CLASS
        ---------------------------------------          --------------------------    ----------------
Guy W. Millner(4)......................................           9,503,573(5)              40.25
MI Holdings, Inc.(6)...................................           2,252,844                  9.55
C. Douglas Miller......................................             685,749                  2.87
Larry J. Bryan.........................................             381,822                  1.61
Lucius E. Burch, III...................................             116,000                     *
Kaaren Johnson-Street..................................                   0                     *
Donald A. McMahon......................................              32,000                     *
Frank A. Metz, Jr......................................               8,000                     *
Nancy Clark Reynolds...................................              16,000                     *
Carl E. Sanders........................................              60,432(7)                  *
Thomas A. Vadnais......................................             133,504                     *
Eugene F. Obermeyer....................................             225,672(8)                  *
Ronald T. Self.........................................              71,764                     *
All current executive officers and directors as a group
  (25 persons).........................................          11,934,734                 47.72

---------------

(1) Addresses given only for beneficial owners of more than 5% of the Common Stock.
(2) Treats Common Stock and all options exercisable within 60 days of December 31, 1996, as beneficially owned and, unless otherwise indicated, the shares shown are solely owned by the indicated beneficial owner.
(3) Includes(i) shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of December 31, 1996, as follows: Mr. Miller, 286,973; Mr. Bryan, 166,565; Mr. Burch, 116,000; Ms.
     Johnson-Street, 0; Mr. McMahon, 0; Mr. Metz, 6,000; Ms. Reynolds, 12,000; Mr. Sanders, 31,332; Mr. Vadnais, 112,666; Mr. Obermeyer, 55,500; Mr. Self, 40,490; and all executive officers and directors as a group, 977,816;(ii) shares of Common Stock issuable upon the exercise of stock purchase rights acquired under the Company's nonqualified deferred compensation plan as follows: Mr. Millner, 30,146; Mr. Miller, 16,312; Mr. Bryan, 28,378; Mr. Vadnais, 722; Mr. Obermeyer, 10,744; Mr. Self, 6,784; and all executive officers and directors as a group, 145,878; (iii) shares of Common Stock held in the Company's profit sharing plan as follows: Mr. Millner, 89,773; Mr. Miller, 26,808; Mr. Bryan, 3,240; Mr. Obermeyer, 14,398; and all executive officers and directors as a group, 156,836; and(iv) shares of Common Stock held in the Company's Employee Stock Purchase Plan as follows:
     Mr. Bryan, 1,438; Mr. Vadnais, 1,544; and all executive officers and directors as a group, 5,927.
(4) 3535 Piedmont Road, N.E., Atlanta, Georgia 30305
(5) Of the indicated shares, 2,252,844 are held by MI Holdings, Inc., a corporation of which Mr. Millner owns a majority of the voting stock.
(6) 3108 Piedmont Road, N.E., Suite 105, Atlanta, Georgia 30305
(7) Of the indicated shares, 9,000 are indirectly held by Mr. Sanders in the Carl E. Sanders Retirement Plan Trust, of which Mr. Sanders is trustee.
(8) Of the indicated shares, 2,500 are owned by Barbara Obermeyer, Mr. Obermeyer's wife. Mr. Obermeyer disclaims ownership of these shares.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company is divided into three classes of directors with staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. At the Annual

Meeting of Shareholders this year, the three nominees are in Class III. The incumbent Class I and Class II directors have two years and one year, respectively, remaining in their terms of office.

     It is the intention of the persons named as proxies to vote their proxies for the election of Nancy Clark Reynolds, Carl E. Sanders and Thomas A. Vadnais as Class III directors. All of the nominees currently serve as directors. In the event any of the nominees refuses or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

     The following section sets forth the names, ages, occupations and employment during the last five years of each of the nominees and the directors continuing in Class I and Class II, the period during which each has served as a director of the Company and other directorships held, all as of December 10, 1996.

                             NOMINEES FOR CLASS III
                              (TERM EXPIRING 2000)

NANCY CLARK REYNOLDS
Director since 1989         Age: 69

     Ms. Reynolds was the Vice Chairman of the consulting firm of Wexler, Reynolds, Fuller, Harrison and Schule, Inc. from 1989 until she retired in 1993 and President of the same firm from 1983 to 1989. She serves as a director of Sears, Roebuck & Company, Allstate Insurance Company, and Wackenhut Corporation.

CARL E. SANDERS
Director since 1989         Age: 71

     Mr. Sanders is the Chairman of the law firm of Troutman Sanders, Atlanta, Georgia. Prior to 1995, Mr. Sanders served as Chief Partner of Troutman Sanders for more than five years. He serves as a director of Carmike Cinemas, Inc., The Actava Group, Inc., Matria Healthcare, Inc., Healthdyne Information Enterprises, and Roadmaster Industries, Inc.

THOMAS A. VADNAIS
Director since 1994         Age: 49

     Mr. Vadnais is Vice President -- National Service Management of the Company, and is also the President and Chief Operating Officer of Tascor Incorporated, a subsidiary of the Company. From September 1992, until October 31, 1993, he served as Vice President -- General Manager, Tascor Incorporated, when he was elected President and Chief Operating Officer. Prior to September 1992, Mr. Vadnais was a Vice President of Operations for the national distribution division of International Business Machines Corporation, where he was employed for 24 years.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
                              (TERM EXPIRING 1998)

GUY W. MILLNER
Director since 1961         Age: 60

     Mr. Millner is Chairman of the Board of the Company and has served as Chairman since the Company was founded. From November 1983 until October 15, 1993, Mr. Millner served as President and Chief Executive Officer of the Company.

LARRY J. BRYAN
Director since 1985         Age: 53

     Mr. Bryan is and has been Executive Vice President of the Company since 1985. Mr. Bryan also served as Chief Financial Officer of the Company from 1985 until October 1995.

KAAREN JOHNSON-STREET
Director since 1996         Age: 50

     Ms. Johnson-Street is the President of Kaaren Street Associates. She was Vice President of Diversity Business Enterprise of Burger King Corporation from 1994 to May 1996. From 1991 to 1994, she was President and Chief Executive Officer of the Private Industry Council of Dade County d/b/a Jobs for Miami.

FRANK A. METZ, JR.
Director since 1993         Age: 63

     Mr. Metz is Chairman of Roosevelt Hospital in New York City. From 1989 until January 1993, Mr. Metz was Senior Vice President and Chief Financial Officer of International Business Machines Corporation where he worked for 38 years. Mr. Metz is a director of Monsanto Company and Allegheny Power Systems Company.

                                    CLASS I
                              (TERM EXPIRING 1999)

LUCIUS E. BURCH, III
Director since 1982         Age: 55

     Mr. Burch has been Chairman of the investment firm of Massey Burch Investment Group, Inc. for more than five years. Mr. Burch is also a director of QMS, Inc., Surgical Care Affiliates, Inc., Physicians Resource Group, Inc., and Titan Holdings, Inc.

DONALD A. MCMAHON
Director since 1984         Age: 65

     Mr. McMahon has been a private investor for more than five years and currently serves on the Board of Directors of Intelligent Systems Corp.

C. DOUGLAS MILLER
Director since 1984         Age: 55

     Mr. Miller is and has been Chief Executive Officer and President of the Company since October 15, 1993. He joined Norrell Services, Inc., a subsidiary of the Company, in 1979, and served as President and Chief Operating Officer of the Company immediately prior to his election as President and Chief Executive Officer. Mr. Miller is a director of American Business Products, Inc.

MEETINGS AND COMMITTEES

     During the past fiscal year, the Board of Directors has met six (6) times.

     The executive committee consists of Messrs. Miller, Bryan, Metz, Millner, and Sanders and did not meet during the past fiscal year. The executive committee functions with substantially all of the powers and duties of the Board of Directors; however, the committee lacks authority to amend the Articles of Incorporation or Bylaws of the Company, fill vacancies on the Board of Directors, approve or propose to shareholders action for which shareholder approval is required by law or approve mergers that do not require shareholder approval. The Board of Directors does not have a nominating committee. No formal procedure for shareholder recommendations regarding nominees to the Board of Directors has been adopted. The executive committee would consider any such shareholder recommendations if submitted in writing, addressed to the chairman of the executive committee at the Company's principal administrative offices.

     The audit committee consists of Mr. Burch, Ms. Johnson-Street, Mr. Metz, and Ms. Reynolds. The audit committee met one (1) time during the past fiscal year. The audit committee is responsible for reviewing the financial statements of the Company, for evaluating the Company's internal control systems and procedures, for coordinating and approving the activities of the Company's external auditors, and for coordinating and approving the activities of the Company's internal auditors.

     The compensation and stock option committee consists of Ms. Johnson-Street, Mr. McMahon, Ms. Reynolds, and Mr. Sanders, and met two (2) times during the past fiscal year. This committee is responsible for setting and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and administering the Company's stock option and benefit plans.

DIRECTOR COMPENSATION

     During fiscal 1996, nonmanagement directors other than Mr. Burch received fees of $18,000, plus a fee of $1,000 for each board meeting and committee meeting attended. Pursuant to the terms of a 1981 agreement, the Company paid a consulting fee to Massey Burch Investment Group, Inc. of approximately $2,670 per month during fiscal 1996, and Mr. Burch did not receive any director's fees for fiscal 1996. The Company paid ordinary and necessary travel expenses for directors to attend board and committee meetings. Directors may elect to receive Common Stock in lieu of cash director fees. Such Common Stock is issued at the current fair market value. Directors are also eligible to receive non-qualified stock options which are generally exercisable ratably over four or five years at a price equal to the fair market value of the Common Stock on the date of grant.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Certain officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its officers, directors, and greater than 10% shareholders complied during fiscal 1996 with all applicable Section 16(a) filing requirements, except as follows: the initial Form 3 for Ms. Johnson-Street was filed late, and no transaction was involved; Mr. Vadnais filed Form 4 late for two transactions; and Mr. Millner, Mr. Miller, and Mr. Bryan each filed Form 4 late for one transaction.

                             EXECUTIVE COMPENSATION

     This table discloses the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers with respect to the 1996, 1995 and 1994 fiscal years (together, these persons are sometimes referred to as the "Named Executives"). The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION           LONG-TERM
                                            --------------------------------   COMPENSATION
                                                                OTHER ANNUAL   ------------    ALL OTHER
                                   FISCAL   SALARY     BONUS    COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND POSITION                   YEAR      ($)     ($) (1)     ($) (2)          (#)          ($) (3)
-----------------                  ------   -------   -------   ------------   ------------   ------------
C. Douglas Miller................   1996    482,698   550,000      59,338        174,000         31,117
  President and Chief               1995    404,917   450,000          --        250,000         28,166
  Executive Officer                 1994    352,251   380,000          --         66,666         16,867
Larry J. Bryan...................   1996    324,511   375,000          --         74,000         12,966
  Executive Vice President          1995    263,490   300,000          --        150,000         17,407
                                    1994    220,400   260,550          --         66,666         10,977
Thomas A. Vadnais................   1996    247,404   200,000          --              0         13,391
  Vice President, National          1995    236,291   179,875          --         40,000         13,310
  Service Management, and           1994    235,000   135,125          --         66,666          3,914
  President and Chief Operating
  Officer, Tascor Incorporated
Eugene F. Obermeyer..............   1996    222,115   215,000          --              0         12,978
  Vice President, and President,    1995    200,458   150,101          --         50,000         11,503
  Franchise Division, Norrell       1994    179,167   126,500          --         40,000          6,695
  Services, Inc.
Ronald T. Self...................   1996    190,385   177,152          --         10,218         14,694
  Senior Vice President and         1995    163,622   164,656          --         64,896         15,331
  General Manager, Metro            1994    148,300    97,164          --         14,886         10,600
  Division, Norrell Services,
  Inc.

---------------

(1) For fiscal 1994, includes supplemental cash bonuses paid under the terms of the Company's Management Equity Plan as follows: Mr. Miller, $30,000; Mr. Bryan, $14,775; Mr. Vadnais, $17,625; Mr. Obermeyer, $16,500; and Mr. Self, $7,164. In addition, during fiscal 1994 but prior to the inception of the Management Equity Plan, Mr. Bryan received a cash supplemental bonus in fiscal 1994 of $25,375 related to the purchase of Common Stock. For fiscal 1995, includes supplemental cash bonuses paid under the terms of the Company's Management Equity Plan as follows: Mr. Vadnais, $12,375; Mr. Obermeyer, $1,500; and Mr. Self, $6,986. For fiscal 1996, includes supplemental cash bonuses paid under the terms of the Company's Management Equity Plan as follows: Mr. Self, $3,850. See "Stock Plans -- Management Equity Plan" below.
(2) Includes $39,617 paid for membership dues for Mr. Miller in fiscal 1996. Perquisites and other personal benefits, securities, or property in an aggregate amount less than the lesser of (a) $50,000, and (b) 10% of the Named Executive's total annual salary and bonus are not reflected in this table.
(3) The amounts in this column represent (i) the Company's matching contributions and discretionary profit sharing allocations to the nonqualified deferred compensation plan accounts of the Named Executives, and (ii) $725, $825, and $829 in premium payments made by the Company for life insurance for Mr. Miller in fiscal 1994, fiscal 1995, and fiscal 1996, respectively.

     This table presents information regarding options granted during the 1996 fiscal year to purchase shares of the Company's Common Stock. In accordance with rules of the SEC, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. There were no SARs outstanding during fiscal 1996.

                          OPTION GRANTS IN FISCAL 1996

                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                               % OF TOTAL                                 VALUE AT ASSUMED
                                  NUMBER OF      OPTIONS                                   ANNUAL RATES OF
                                  SECURITIES     GRANTED                                     STOCK PRICE
                                  UNDERLYING       TO                                     APPRECIATION FOR
                                   OPTIONS      EMPLOYEES                                    OPTION TERM
                                   GRANTED         IN         EXERCISE     EXPIRATION   ---------------------
              NAME                  (#)(1)     FISCAL YEAR   PRICE($/SH)      DATE        5%($)      10%($)
--------------------------------  ----------   -----------   -----------   ----------   ---------   ---------
C. Douglas Miller...............   174,000        38.01          24.00      06/27/06    2,626,264   6,655,468
Larry J. Bryan..................    74,000        16.16          24.00      06/27/06    1,116,917   2,830,487
Thomas A. Vadnais...............        --           --             --            --           --          --
Eugene F. Obermeyer.............        --           --             --            --           --          --
Ronald T. Self..................     1,662         0.36        14.5625      01/16/06       15,221      38,573
                                     8,556         1.86          18.50      04/16/06       99,545     252,267

---------------

(1) The indicated options were granted pursuant to the Company's 1994 Stock Incentive Plan at exercise prices equal to the fair market value of the underlying shares of Common Stock on the date of the grant and have a term of 10 years from the date of the grant. The exercise price of the options may be paid in cash or by delivery of or withholding of shares of Common Stock. Excluding those options granted to Mr. Self, the indicated options become exercisable in equal annual increments over a period of five years. The options granted to Mr. Self were granted upon achievement of stock acquisition targets established under the Company's Management Equity Plan (see "Executive Compensation -- Management Equity Plan" below) and these options become exercisable in equal annual increments over a period of four years unless accelerated by virtue of the Company's attainment of certain targeted stock prices.

     This table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1996 and the value of unexercised options held at October 27, 1996. There were no SARs outstanding during fiscal 1996.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND 1996 FISCAL YEAR-END OPTION VALUE

                                                                 NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                UNEXERCISED      VALUE OF UNEXERCISED
                                                                  OPTIONS        IN-THE-MONEY OPTIONS
                                      SHARES                   AT FY-END (#)       AT FY-END ($)(1)
                                     ACQUIRED       VALUE     ----------------   --------------------
                                    ON EXERCISE   REALIZED      EXERCISABLE/         EXERCISABLE/
               NAME                     (#)          ($)       UNEXERCISABLE        UNEXERCISABLE
               ----                 -----------   ---------   ----------------   --------------------
C. Douglas Miller.................    26,666        285,459   331,467/ 492,181   7,434,482/ 6,639,570
Larry J. Bryan....................    59,226      1,070,849   245,926/ 194,000   5,641,451/ 2,126,000
Thomas A. Vadnais.................        --             --   110,666/  56,000   2,381,936/ 1,061,300
Eugene F. Obermeyer...............        --             --    58,000/  40,000   1,192,140/   610,000
Ronald T. Self....................    13,536        147,468    37,658/  48,806     575,598/   789,980

---------------

(1) Value of unexercised, in-the-money options at October 27, 1996, is the sum of the value of each option, if more than one, calculated as follows: [(per share closing sale price on October 25, 1996) less (per share exercise price)] X number of shares subject to unexercised options. The per share closing sale price reported by the New York Stock Exchange ("NYSE") on October 25, 1996, was $28.00. The closing sale price for October 25, 1996, was used in this calculation because the Company's fiscal year ended on Sunday, October 27, 1996.

EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

     The Company has entered into an employment agreement with C. Douglas Miller, effective October 15, 1993, which provides for his employment as President and Chief Executive Officer of the Company until terminated by two weeks notice from either party to the other. The employment agreement provides for (i) an annual base salary of $550,000 agreed to by the Company and Mr. Miller, subject to periodic adjustment by agreement between Mr. Miller and the Company; (ii) an annual bonus not to exceed 100% of salary based on the extent of achievement of the Company's pretax profit plan presented to the Board of Directors for the year; and (iii) 24 months severance and immediate vesting of options if terminated by the Company other than for cause, or by the employee upon change in terms and conditions of employment following a change in control of the Company. The employment agreement contains a two-year non-competition provision and two-year non-solicitation of employees and customers provisions, each beginning the date Mr. Miller is no longer an employee of the Company.

     The Company has entered into an employment agreement with Larry J. Bryan effective May 24, 1993, which provides for his employment as Executive Vice President of the Company until terminated by ninety days notice by either party to the other. The employment agreement provides for: (i) a salary and bonus agreed to by the Company and Mr. Bryan, subject to adjustment from time to time by mutual agreement; and (ii) 18 months severance and immediate vesting of options if terminated by the Company other than for cause or by the employee upon change in terms and conditions of employment following a change in control of the Company. Mr. Bryan's current salary is $375,000. The employment agreement contains an 18-month non-competition provision and 18-month non-solicitation of employees and customers provisions, each beginning the date Mr. Bryan is no longer an employee of the Company.

     Norrell Services, Inc. ("Norrell Services"), a wholly-owned subsidiary of the Company, has entered into an employment agreement with Eugene F. Obermeyer effective August 1, 1993, which provides for his employment as President and Chief Operating Officer, Franchise Division, until terminated by either party on two weeks notice. The employment agreement provides for: (i) a salary and bonus as agreed to by Norrell Services and Mr. Obermeyer, subject to adjustment from time to time by mutual agreement; and (ii) severance in accordance with the severance policy of Norrell Services in effect at the time of termination. Mr. Obermeyer's current salary is $225,000. The employment agreement contains a one-year non-competition provision and one-year non-solicitation of employees and customers provisions, each beginning the date Mr. Obermeyer is no longer an employee of Norrell Services.

     Tascor Incorporated ("Tascor"), a wholly-owned subsidiary of the Company, has entered into an employment agreement with Thomas A. Vadnais effective March 1, 1993, which provides for his employment as President and Chief Operating Officer of Tascor until terminated by either party on two weeks notice. The employment agreement provides for: (i) a salary and bonus as agreed to by Tascor and Mr. Vadnais, subject to adjustment from time to time by mutual agreement; and (ii) severance in accordance with Tascor's severance policy in effect at the time of termination. Mr. Vadnais's current salary is $250,000. The employment agreement contains a one-year non-competition provision and one-year non-solicitation of employees and customers provisions, each beginning the date Mr. Vadnais is no longer an employee of Tascor.

     Norrell Services has entered into an employment agreement with Ronald T. Self effective February 15, 1996, which provides for his employment as Senior Vice President of the Metro Division, until terminated by either party on two weeks notice. The employment agreement provides for: (i) a salary and bonus as agreed to by Norrell Services and Mr. Self, subject to adjustment from time to time by mutual agreement; and (ii) severance in accordance with the severance policy of Norrell Services in effect at the time of termination. Mr. Self's current salary is $195,000. The employment agreement contains a one-year non-competition provision and one-year non-solicitation of employees and customers provisions, each beginning the date Mr. Self is no longer an employee of Norrell Services.

MANAGEMENT EQUITY PLAN

     The Company had an executive equity ownership incentive program (the "Management Equity Plan"), which expired on December 31, 1996, that was designed to encourage members of senior management who are designated as participants in the plan to increase their equity ownership in the Company. Under the Management Equity Plan, the Company established stock acquisition targets that may be achieved through open market purchases of shares of Common Stock, purchases of shares from the Company at fair market value under the Management Equity Plan or otherwise, upon the exercise of stock options, or through contributions to employee benefit plans which are allocated to the purchase of Common Stock. A participant in the Management Equity Plan was granted stock options under the 1994 Stock Incentive Plan to purchase up to a specified number of shares of Common Stock based upon the percentage achievement of the stock acquisition target established under the Management Equity Plan for such participant. Under the Management Equity Plan, the Company could make loans to participants (secured by the stock purchased) to enable them to purchase stock to achieve annual stock acquisition targets. Stock options granted in connection with the Management Equity Plan vest ratably over four years, expire 10 years after the date of grant, and contain terms accelerating the vesting of such options upon predetermined increases in the market value of the Common Stock. Participants who met their annual stock acquisition targets were paid a supplemental cash bonus equal to the lesser of 15% of the purchase price of the shares acquired to meet their target or 15% of the participant's annual bonus. Stock options granted in connection with the Management Equity Plan were issued under the Company's 1994 Stock Incentive Plan.

CERTAIN RETIREMENT BENEFITS

     The Company has a nonqualified salary continuation plan (the "Vision Plan"), which is designed to provide retirement benefits to certain selected executive employees. At the time of selection to become a participant, the individual is placed into one of three participation levels. The annual amount of such individual's retirement benefit, depending upon participation level, is an amount determined in one of the following three ways: (i) 20% of such individual's average annual compensation based on the five consecutive calendar years after becoming a Vision Plan participant during which the individual's compensation is highest; (ii) 20% of such individual's average annual compensation for the first five calendar years of plan participation; or (iii) the greater of (A) 20% of such individual's average annual compensation for the first five calendar years of plan participation, or (B) 1% of such individual's average annual compensation for the five consecutive calendar years of plan participation during which compensation is highest, multiplied by actual years of participation in the plan, to a maximum of 20 years or the end of the year in which the individual attains age 62, whichever comes first. Employees entering the Vision Plan after January 1, 1997, will only receive a benefit calculated according to clause (B) of item (iii) above. Benefits vest commencing after six years of service and become fully vested after 10 years of service. Benefits will be paid for 15 years beginning on the later of age 62 or termination of employment. The estimated annual benefits payable to the Named Executives, assuming retirement at age 62, are as follows: C. Douglas Miller, $118,742; Larry J. Bryan, $81,259; Eugene F. Obermeyer, $53,981; and Thomas A. Vadnais, $77,263. Mr. Self did not meet the age requirement for plan eligibility during fiscal 1996.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company has prepared the following report on executive compensation. This report describes the Company's current executive compensation program, including the underlying philosophy of the program and the criteria on which executive compensation was based. This report also discusses in detail the compensation paid to the Company's President and Chief Executive Officer, C. Douglas Miller, during the most recent fiscal year.

     The Compensation Committee of the Company's Board of Directors (the "Committee") consists of four directors who are neither employees nor officers of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers. The Committee's determinations are reviewed with and approved by all of the Company's non-employee directors, who constitute a majority of the Board.

     The Committee's policy regarding compensation of the Company's officers is to provide generally competitive salary levels and compensation incentives that attract and retain individuals of outstanding ability, that recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size and quality, and that support the Company's primary goal of increasing shareholder value.

     The executive compensation program includes three components which, taken together, constitute a flexible and balanced method of establishing total compensation for management. These components are base salary, short-term incentive awards in the form of cash bonuses and long-term incentive awards in the form of stock option grants, each of which is discussed in more detail below.

BASE SALARIES

     The Committee annually reviews various publicly available studies by compensation consulting firms and public information from other sources regarding compensation levels for publicly-held companies of similar size located in the Southeast and elsewhere in the United States. The Committee establishes the salaries of the Named Executives and, upon a review of the recommendations of the Company's Named Executives, approves the salaries of other executive officers. Individual salaries are determined by the Committee's assessment of the individual's experience level, the scope and complexity of the position held and the range of salaries for similar positions in publicly-held companies of similar size. While the Committee does not target executive officers' salaries at any particular point in the range of salaries paid by the companies used for comparative purposes, the 1996 salary levels for the Company's executive officers generally correspond to the middle of the comparative range. The Committee believes that publicly-held companies of similar size represent the Company's competitors for executive talent and that a review of the compensation practices of such companies is more relevant than a review of the compensation practices of companies of various sizes in the temporary services or staffing industry.

SHORT-TERM INCENTIVE PROGRAM

     The goal of the short-term incentive, or discretionary bonus, program is to place a portion of the executive officers' total cash compensation at risk in order to encourage and reward a continued high level of performance each year, and to further encourage a continued high level of performance in future years. Individual incentive amounts are determined by the Committee in its discretion based primarily upon its assessment of the performance of the Company relative to the Company's plan, which is developed annually by the Company and approved by the Board of Directors and, to a lesser extent, the performance of the Company relative to the performance of other companies in the temporary services or staffing industry and the individual's organizational responsibility and personal performance. In evaluating the Company's performance relative to the approved plan, the Committee considers such factors as sales growth, return on equity, return on assets, stock performance, total shareholder return, growth in earnings per share and specifically pretax earnings of the Company. No specific weight is assigned to any of such performance factors; however, specific target levels varying from 80% to 120% of the approved plan with respect to pretax earnings, if attained, will result in a bonus award under the program. In fiscal 1996, cash bonuses for all executive officers were paid annually.

LONG-TERM INCENTIVE PROGRAM

     Stock options are the primary basis for the Company's long-term incentive program. The Committee periodically grants stock options at no less than fair market value at the date of grant with a vesting period of one to five years. The option program is designed to link officer compensation to long-term shareholder value and focus management attention on long-term Company performance. Stock options are also granted to encourage and facilitate personal stock ownership by the executive officers and thus strengthen both their personal commitment to the Company and their longer term perspective. The size of the grants is based on individual levels of responsibility and the potential for the officers to contribute to the future success of the Company. The number of options granted to individual officers was subjectively determined by the Committee without regard to the number of options previously granted. The Committee believes the total compensation of officers, including the value of options at the date of grant, is competitive with total compensation paid by other major corporations. The amount of any gain that officers ultimately realize from incentive options depends solely on the future performance of the Company's Common Stock.

     The Committee believes that the three components of compensation described above provide total compensation that is competitive with the total compensation paid by other publicly-held companies of similar size, effectively links officer and shareholder interests through equity-based plans and provides incentives that are consistent with the long-term increase in value of the Company as reflected in its per share market price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee believes that Mr. C. Douglas Miller's compensation as Chief Executive Officer appropriately reflects individual and Company performance in the short and long term. In determining Mr. Miller's base salary, bonus and stock option grant for fiscal 1996, the Company considered both the Company's overall performance and Mr. Miller's individual performance using the same criteria as it used for the other Named Executives as described above. It also considered the compensation received by chief executive officers of other publicly-held companies of similar size, as well as incentive levels considered appropriate by the Committee, in establishing Mr. Miller's total compensation. The options granted Mr. Miller in fiscal 1996 are shown in the table entitled "Option Grants in Fiscal 1996" and reflect his individual performance, and the Committee's view of the continuing importance of his role in determining the future success of the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

     Submitted by the Compensation Committee of the Company's Board of
Directors:
                  Kaaren Johnson-Street
                  Donald A. McMahon
                  Nancy Clark Reynolds
                  Carl E. Sanders, Chairman

                               PERFORMANCE GRAPH

     The following graph indicates the Company's cumulative total return to shareholders from July 26, 1994 (the first trading day of the Company's Common Stock), through October 25, 1996 (the last business day prior to the Company's fiscal year end), as compared to cumulative total returns for the NYSE Stock Market Index and a group of peers made up of the following public companies:
Kelly Services, Inc., Manpower Inc., The Olsten Corporation and Interim Services, Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      FOR THE YEAR ENDED OCTOBER 27, 1996

                                                             NYSE STOCK
         MEASUREMENT PERIOD                 NORRELL          MARKET (US
        (FISCAL YEAR COVERED)            CORPORATION         COMPANIES)        PEER INDEX
7/26/94                                           100.0             100.0             100.0
10/28/94                                          127.0             104.3             111.9
10/27/95                                          210.8             128.8             108.9
10/25/96                                          394.5             158.1             116.1

* Assumes $100 invested on July 26, 1994, in Norrell Corporation Common Stock, the NYSE Stock Market Index, and the peer group.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Company has made loans under the Management Equity Plan from time to time to certain of the Named Executives to assist those individuals in purchasing shares of Common Stock. Such indebtedness was evidenced by promissory notes bearing interest at a specified prime rate on the principal amount thereof. The largest outstanding amount of such loan to Larry J. Bryan, Executive Vice President and a member of the Board of Directors of the Company, during fiscal 1996 was $60,004, and as of December 31, 1996, such loan had been repaid in full. See "Executive Compensation -- Management Equity Plan" above.

         PROPOSAL 2.  APPROVAL OF AMENDMENT TO THE NORRELL CORPORATION
                           1994 STOCK INCENTIVE PLAN

     The Board of Directors has authorized an amendment to the Norrell Corporation 1994 Stock Incentive Plan (the "Incentive Plan"). The sole effect of the amendment is to increase the number of shares of stock reserved for issuance under the Incentive Plan by an additional 590,000 shares. The following is a description of the Incentive Plan, as proposed to be amended.

     The Incentive Plan provides for equity-based incentives, in the form of nonqualified stock options, incentive stock options, shares of restricted stock, unrestricted bonus stock, performance units, phantom stock, stock appreciation rights ("SARs") and dividend equivalent rights. The Incentive Plan gives the Company flexibility in structuring equity-based incentive compensation by providing for a broad range of types of incentive awards that may be made. The Board of Directors believes that a flexible plan is needed to fashion equity-based incentives consistent with the Company's philosophy of linking executive compensation to total shareholder return and the long-term financial performance of the Company.

     The Incentive Plan is administered by a committee of disinterested directors who determine the persons to whom, and the times at which, awards will be granted, the type of awards to be granted, and all other related terms and conditions of each award. Officers, key employees, consultants and directors of the Company and its affiliates are eligible to participate in the Incentive Plan. The Company estimates that approximately 160 persons are currently eligible to participate in the Incentive Plan.

     The terms and conditions of each award under the Incentive Plan are set forth in a written agreement with a participant or a written program established by the committee. The per share exercise price of any nonqualified stock option is determined by the committee. The per share exercise price of any incentive stock option may not be less than the fair market value of a share of Common Stock at the time of grant. No incentive stock option may be granted on or after the tenth anniversary of the date the Incentive Plan was approved by the Board of Directors. The committee determines whether SARs, performance units, dividend equivalent rights and phantom stock awards will be settled in cash or in shares of Common Stock valued at fair value on the date of payment. The committee also is authorized to accelerate the vesting, exercisability and settlement of awards and to permit the exercise price of an option to be paid in cash or by the delivery of or withholding of shares.

     The Board of Directors may amend or terminate the Incentive Plan without the approval of the shareholders, but may condition any amendment on shareholder approval if the Board of Directors believes it is necessary or advisable under applicable tax or securities laws. No termination or amendment of the Incentive Plan without the consent of the holder of an award shall adversely affect the rights of that participant.

     Upon approval by the shareholders of this Proposal 2, a total of 2,990,000 shares of Common Stock (including the additional 590,000 shares) will be reserved for issuance pursuant to the Incentive Plan. The number of shares of Common Stock reserved under the Incentive Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalizations and similar events. As of January 8, 1997, options to purchase 2,415,956 shares of Common Stock were outstanding under the Incentive Plan and 310,293 shares of Common Stock were previously issued upon the exercise of options granted or stock awards made under the Incentive Plan. To the extent required by Section 162(m) of the Code and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Common Stock with respect to which options or SARs may be granted during any one year period to any employee may not exceed 100,000.

     As of January 8, 1997, no grants or awards other than grants of options were made under the Incentive Plan. No person other than a Named Executive received 5% or more of the options granted in fiscal 1996 under the Incentive Plan. The following table sets forth information concerning options granted since inception through January 8, 1997, under the Incentive Plan, including options which have been exercised, to each Named Executive and the groups identified below.

                  NAME OF PERSON OR GROUP                     OPTIONS GRANTED
                  -----------------------                     ---------------
C. Douglas Miller...........................................       490,666
Larry J. Bryan..............................................       290,666
Thomas A. Vadnais...........................................       126,666
Eugene F. Obermeyer.........................................       105,000
Ronald T. Self..............................................       105,000
All current executive officers..............................     1,696,994
All current directors who are not executive officers........             0
All employees, including all current officers who are not
  executive officers........................................     1,130,716

     The closing sales price per share of the Common Stock on January 8, 1997, as reported by the New York Stock Exchange, was $28.75.

     A participant will not recognize income for federal income tax purposes upon the grant of an option or at any time prior to the exercise of the option.

     At the time a participant exercises a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time the participant exercises the option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the excess amount for which the participant sells the stock over the price the participant had paid for the stock. If the participant sells the stock after two years from the date of grant of the option and one year from the date the stock is transferred to the participant, the gain will be capital gain and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between (i) the lesser of the fair market value on the date of exercise and the amount for which the stock is sold, and (ii) the amount the participant paid for the stock will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. The balance, if any, of the gain will be treated as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated above, no amount will be taxed as ordinary income and the loss will be treated as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the federal alternative minimum income tax.

     A participant generally will not recognize income upon the grant of a SAR, dividend equivalent right, performance units or phantom share. At the time a participant receives payment under any such award, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

     A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). However, when the shares of Common Stock that are subject to the stock award are transferable by the participant or are no longer subject to a substantial risk of forfeiture (whichever occurs first), the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction.

     The Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE NORRELL CORPORATION 1994 STOCK INCENTIVE PLAN.

                                    AUDITORS

     The firm of Arthur Andersen LLP has served as the Company's independent public accountants since 1985 and the Board of Directors intends to reappoint this firm for fiscal 1997. The appointment of auditors is a matter of determination by the Board of Directors and is not being submitted to the shareholders for approval or ratification. A representative of this firm is expected to attend the meeting to respond to questions from shareholders and to make a statement if he or she so desires.

                             SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be considered for presentation at the 1998 Annual Meeting of Shareholders and inclusion in the Company's 1998 proxy materials must be received at the principal executive offices of the Company, 3535 Piedmont Road, N.E., Bldg. 14, Atlanta, Georgia 30305, not later than October 1, 1997.

     Management does not know of any other matters to be presented at the meeting for action by shareholders. However, if any other matters requiring a vote of the shareholders arise at the meeting or any adjournment(s), votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

                                 ANNUAL REPORT

     The Annual Report (which is not part of the proxy soliciting material) of the Company for fiscal 1996 is being mailed to the Company's shareholders with this proxy statement.

                                          MARK H. HAIN
                                          Secretary

Atlanta, Georgia
January 29, 1997

                                   APPENDIX A

                        AMENDMENT TO NORRELL CORPORATION
                           1994 STOCK INCENTIVE PLAN

     The first sentence of Section 2.2 of the Plan is amended in its entirety to read as follows:

          "Subject to adjustment in accordance with Section 5.2, 2,990,000 shares of stock (after giving effect to the one-for-three reverse stock split in June 1994 and the two-for-one stock split in June 1996) (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options."

                           [NORRELL CORPORATION LOGO]

                                                                        APPENDIX

                              NORRELL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints C. Douglas Miller, Larry J. Bryan and Mark
H. Hain or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of NORRELL CORPORATION, to be held Tuesday, March 4, 1997, at 9:30 a.m. in the "C" level auditorium of the administrative offices of the Company at 3535 Piedmont Road, N.E., Atlanta, Georgia 30305, and any adjournment thereof:

1. To elect three (3) Class III directors for a term of three years and until their successors are elected and have qualified.

[ ] FOR all nominees listed below (except as        [ ] WITHHOLD AUTHORITY to vote for all
    marked to the contrary below)                       nominees listed below


            NANCY CLARK REYNOLDS, CARL E. SANDERS, THOMAS A. VADNAIS

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. To approve the amendment of the Company's 1994 Stock Incentive Plan to increase the number of shares reserved for issuance under such Plan by an additional 590,000 shares.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
                           (continued on other side)

                         (continued from reverse side)
3. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                              Please date and sign this Proxy
                                              exactly as name(s) appears on the
                                              mailing label.

                                              ---------------------------------

                                              ---------------------------------
                                              Print Name(s):
                                                            -------------------

                                              NOTE: When signing as an attorney,
                                              trustee, executor, administrator
                                              or guardian, please give your
                                              title as such. If a corporation or
                                              partnership, give full name by
                                              authorized officer. In the case of
                                              joint tenants, each joint owner
                                              must sign.

                                              Dated:
                                                    ---------------------------